Exhibit 10.7

FORM OF URBAN EDGE PROPERTIES 2015 OMNIBUS SHARE PLAN
RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (the “Agreement” or “Restricted Stock Agreement”), made as of the date set forth on Schedule A hereto between URBAN EDGE PROPERTIES, a Maryland real estate investment trust (the “Company”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).

RECITALS

A. In accordance with the Urban Edge Properties 2015 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company and its subsidiaries.

B. Schedule A hereto sets forth certain significant details of the share grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A.

NOW, THEREFORE, the Company and the Employee hereby agree as follows:

AGREEMENT

1.                                      Grant of Restricted Stock. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Employee such number of Common Shares as is set forth on Schedule A (the “Restricted Stock”).

2.                                      Vesting Period. The vesting period of the Restricted Stock (the “Vesting Period”) begins on the Grant Date and continues until such date as is set forth on Schedule A as the date on which the Restricted Stock is fully vested. On the first Annual Vesting Date following the date of this Agreement and each Annual Vesting Date thereafter, the number of shares of Restricted Stock equal to the Annual Vesting Amount shall become vested, subject to earlier forfeiture as provided in this Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern. Except as permitted under Section 10, the shares of Restricted Stock for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Employee shall not have the right to receive dividends paid on shares of Restricted Stock for which the applicable Vesting Period has not expired. In lieu thereof, the Employee shall have the right to receive from the Company an amount, in cash, equal to the dividends payable on shares of Restricted Stock for which the applicable Vesting Period has not expired, provided the Employee is employed by the Company or its affiliates on the payroll date coinciding with or immediately following the date any such dividends are paid on the Restricted Stock.

The Employee shall have the right to vote the Restricted Stock, regardless of whether the applicable Vesting Period has expired.

3.                                      Forfeiture of Restricted Stock. If the employment of the Employee by the Company or its affiliates terminates for any reason except death or following a Change in Control as described below, the shares of Restricted Stock for which the applicable Vesting Period has not expired as of the date of such termination shall be forfeited and returned to the Company. Upon the Employee’s death, all of the shares of Restricted Stock (whether or not vested) shall become fully vested and shall not be forfeitable. Upon the occurrence of (a) a Change in Control of the Company, and (b) the termination of employment of the Employee with the Company or its affiliates within 24 months of such Change in Control either (i) by the Company (or its successor) without Cause (as defined below) or (ii) by the Employee for Good Reason (as defined below), then any shares of Restricted Stock for which the applicable Vesting Period has not expired, shall become fully vested and shall not be forfeitable. For purposes of this Restricted Stock Agreement, a “Change in Control” of the Company means the occurrence of one of the following events:

(i)                                     individuals who, on the Grant Date, constitute the Board of Trustees of the Company (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board of Trustees (the “Board”), provided that any person becoming a trustee subsequent to the Grant Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;

(ii)                                  any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Grant Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (ii) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii));

(iii)                               the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (a) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Company’s shareholders immediately prior to any such Business Transaction, and (b) no person (other than the persons set forth in clauses (A), (B) or (C) of paragraph (ii) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or

(iv)                              Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company Voting Securities immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Employee under this Restricted Stock Agreement.

For the purposes of this Section, “Cause” will mean, with respect to the Employee, the Employee’s: (a) conviction of, or plea of guilty or nolo contendre to, a felony pertaining or otherwise relating to his or her employment with the Company or an affiliate; or (b) willful misconduct that is materially economically injurious to the Company or any of its affiliates, in each case as determined in the Company’s sole discretion. For the purposes of this Section, “Good Reason” will mean (a) the assignment to the Employee of duties materially and adversely inconsistent with the Employee’s status prior to the Change in Control or a material and adverse alteration in the nature of the Employee’s duties, responsibilities or authority; (b) a reduction in the Employee’s base salary; or (c) a relocation of the Employee’s own office location to a location more than 30 miles from its location prior to the Change in Control. In the event the Employee is a party to an employment agreement with the Company or an affiliate thereof, and the definitions of Cause or Good Reason contained herein conflict with terms provided therefor in such employment agreement (or similar terms or provisions intended to cover substantially similar circumstances), the definitions contained in such employment agreement will govern.

4.                                      Certificates. Each certificate issued in respect of the Restricted Stock awarded under this Restricted Stock Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. At the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of Common Shares that vested upon the expiration of such Vesting Period. The Employee agrees that any resale of the Common Shares received upon the expiration of the applicable Vesting Period shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

5.                                      Tax Withholding. The Company or its applicable affiliate has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Restricted Stock becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Restricted Stock until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of shares of Restricted Stock as have a market value, determined at date the applicable shares vest, approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.

6.                                      Certain Adjustments. In the event of any change in the outstanding Common Shares by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders other than regular dividends, any shares or other securities received by the Employee with respect to the applicable Restricted Stock for which the Vesting Period shall not have expired will be subject to the same restrictions as the Restricted Stock with respect to an equivalent number of shares and shall be deposited with the Company.

7.                                      No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.

8.                                      Notice. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 888 Seventh Avenue, New York, New York 10019, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

9.                                      Governing Law. This Restricted Stock Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without references to principles of conflict of laws.

10.                               Successors and Assigns. This Restricted Stock Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Restricted Stock Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.

11.                               Severability. If, for any reason, any provision of this Restricted Stock Agreement is held invalid, such invalidity shall not affect any other provision of this Restricted Stock Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Restricted Stock Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Restricted Stock Agreement, shall to the full extent consistent with law continue in full force and effect.

12.                               Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Restricted Stock Agreement.

13.                               Counterparts. This Restricted Stock Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

14.                               Miscellaneous. This Restricted Stock Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Restricted Stock Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Restricted Stock Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Restricted Stock Agreement and the Plan, the Plan shall govern.

15.                               CONFLICT WITH EMPLOYMENT AGREEMENT. If (and only if) the Employee and the Company or its affiliates have entered into an employment agreement, in the event of any conflict between any of the provisions of this Agreement and any such employment agreement, the provisions of such employment agreement will govern. As further provided in Section 7, nothing herein shall imply that any employment agreement exists between the Employee and the Company or its affiliates.

16.                               Acknowledgement.  The Employee hereby acknowledges and agrees that this Restricted Stock Agreement and the Restricted Stock issued hereunder shall constitute satisfaction in full of all obligations of the Company, if any, to grant to the Employee restricted shares pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed by the parties hereto as of the date and year first above written.

URBAN EDGE PROPERTIES

By:
Name:
Title:

[EMPLOYEE]

SCHEDULE A TO RESTRICTED STOCK AGREEMENT

(Terms being defined are in quotation marks.)

Date of Restricted Stock Agreement:	As of:

Name of Employee:

Number of Common Shares Subject to Grant:

“Grant Date”:

Date on which Restricted Stock is Fully Vested:

Vesting Period:

“Annual Vesting Amount” Insert the number of shares of Restricted Stock that vest each year or other applicable vesting schedule.

“Annual Vesting Date”
(or if such date is not a business day, on the next succeeding business day): Insert the calendar date of each year on which shares of Restricted Stock will vest or other appropriate vesting schedule.

Initials of Company representative:

Initials of Employee:

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